Period from January 1, 2005 through June 30, 2005
10f-3 Transactions

THE LATIN AMERICA EQUITY FUND, INC.


Date         Offering           Ticker    Broker
3/23/05   ALL AMERIC LAT UTS    ALLL11.SA BANCO PACTUAL
6/15/04   AES TIETE             GET14.SA  CITI GLO MKTS


Price    Shares

$72.50   31,000
$0.04    300,300,000

                   % of Offering
Transaction        Allocated
Amount                to Fund

$2,247,500.00       0.39%

$120,120,000.00     5.47%


% of Offering
Allocated to CSAM
Clients Including
Funds              % of Assets Member

0.57%              1.45%       JOINT LEAD MANAGER

16.38%             7.17%       JOINT COORDINATOR


OFFERING AMT (M)

7,908,924

5,494,105,556